UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported):	December 3, 2021

IES Holdings, Inc.

Delaware	001-13783	76-0542208
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5433 Westheimer Road, Suite 500, Houston, Texas 77056
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (713) 860-1500

 Check the appropriate box below if the From 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	IESC	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02     Results of Operations and Financial Condition.

On December 3, 2021, IES Holdings, Inc. (the “Company”) issued a press release announcing its results of operations for the fiscal 2021 fourth quarter. A copy of the press release is furnished with this report as Exhibit 99.1.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Officer Appointment

On December 3, 2021, the Company announced the appointment of Matthew J. Simmes, 46, as Chief Operating Officer of the Company, effective as of December 3, 2021. Mr. Simmes has spent 28 years at IES and its predecessors in a variety of roles. Prior to becoming President of IES Communications in January 2017, he was the segment’s Vice President of Operations from March 2007 to December 2016 and branch manager of its Arizona operations from 2003 to 2006.

On December 3, 2021, the Company entered into a letter agreement (the “Letter Agreement”), which is attached hereto as Exhibit 10.1 and incorporated herein by reference, with Mr. Simmes to memorialize the terms of his continued employment with the Company. The Human Resources and Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors approved the terms of Mr. Simmes’ compensation for the fiscal year ending September 30, 2022 (“Fiscal Year 2022”), as set forth in the Letter Agreement.

In accordance with the Letter Agreement, Mr. Simmes will receive a base salary at an annual rate of $600,000 and will be eligible to participate in certain of the Company’s benefit plans, including the Company’s Second Amended and Restated Executive Officer Severance Benefit Plan. Mr. Simmes will also be eligible to receive an annual short-term incentive award under the Company’s Short-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed March 5, 2019 and incorporated by reference herein, the “STIP”). For Fiscal Year 2022, Mr. Simmes’ target STIP award, which is based, in part, on Company performance and, in part, on achievement of individual goals, is set at 100% of his base salary, pro-rated to reflect 10 months of employment as Chief Operating Officer during fiscal year 2022, and the STIP award paid out shall be no less than 100% of his target STIP award, with a maximum possible payout of approximately 167% of his target STIP award.

In accordance with the Letter Agreement, Mr. Simmes was also granted a long-term incentive award pursuant to the Company’s Long-Term Incentive Plan Annual Grant Program, as amended and restated effective as of December 4, 2019 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed December 6, 2019 and incorporated by reference herein, the “LTIP”). For Fiscal Year 2022, Mr. Simmes’ LTIP award comprises performance-based and time-based phantom stock units with a fair value on December 3, 2021, the date of grant, of $600,000 and scheduled to vest in mid-December 2024, pursuant to the Form of IES Holdings, Inc. Amended and Restated 2006 Equity Incentive Plan Phantom Stock Unit Award Agreement (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed February 4, 2020 and incorporated by reference herein).

Pursuant to the Letter Agreement, Mr. Simmes also received a sign-on equity incentive award of 50,000 phantom stock units, subject to certain vesting conditions, pursuant to an award agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

There are no arrangements or understandings between Mr. Simmes and any other person pursuant to which he was selected to serve as Chief Operating Officer of the Company.

CEO Compensation

On December 1, 2021, the Compensation Committee approved the payment to Mr. Jeffrey L. Gendell, Chairman and CEO of the Company, of a special bonus of $300,000 in recognition of Mr. Gendell’s performance as CEO during the fiscal year ended September 30, 2021. The Committee also approved a grant of 50,000 phantom stock units, subject to certain vesting conditions, pursuant to an award agreement, which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Item 7.01    Regulation FD Disclosure.

On December 3, 2021, the Company issued a press release announcing the officer appointment described under Item 5.02 above. The press release is furnished herewith as Exhibit 99.2.

On December 3, 2021, the Company posted to its website, www.ies-co.com, under the Investor Relations section, a presentation with the title “IES Holdings, Inc.–Fourth Quarter 2021 Update.” The presentation will remain on the Company’s website for a period of at least thirty days.

The information set forth herein is furnished pursuant to Item 7.01–Regulation FD Disclosure and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section nor shall the information be deemed incorporated by reference in any filing of the Company.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
10.1 —	Letter Agreement dated December 3, 2021
10.2 —	Phantom Stock Unit Award Agreement dated as of December 3, 2021, by and between the Company and Matthew Simmes
10.3 —	Phantom Stock Unit Award Agreement dated as of December 1, 2021, by and between the Company and Jeffrey Gendell
99.1 —	Press release dated December 3, 2021 announcing results of operations.
99.2 —	Press release dated December 3, 2021 announcing the officer appointment
104 —	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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IES HOLDINGS INC.

Date:	December 3, 2021	/s/ Mary K. Newman
Mary K. Newman
General Counsel and Corporate Secretary